EXHIBIT 10.8.1
                               SUBLEASE AGREEMENT

      This agreement is made and dated as of the 19th day of April 2006, by and between Dix Hills Properties, Ltd. ("Landlord"), with an office located at 100 East Jefryn Boulevard, Suite J, Deer Park, New York 11729 and Sales Lead Management, Inc., ("Tenant"), with an office located at 100 East Jefryn Boulevard, Suite K, Deer Park, New York 11729.

      1. TERM: The term of this Lease is for a period of 16 months, commencing as of May 1, 2006 and ending on August 31, 2007.

      2. PREMISES RENTED: An office space within Suite K, as shown in Exhibit "A" attached, at the premises known as 100 E. Jefryn Boulevard, Deer Park, New York.

      3.    USE OF PREMISES: Executive and administrative offices and storage.

      4. RENT: The annual rent is $14000.00 which shall be paid in equal monthly installments of $1166.67. Payments shall be made in advance on the first day of each month during the Term. S2333.34 shall be paid upon execution of the lease for the rent for the months of May 2006 and June 2006. Additional rent for electric, gas and cleaning maintenance shall be billed monthly based upon square footage 1400/3250 or 43% of the actual bills.

      5. DEFAULT: Failure by Tenant to comply with any of the provisions of this Lease shall constitute an act of default hereunder. If an act of default occurs, Landlord may, at its option and without prejudice to any other rights and remedies provided for hereunder or by law, terminate this Lease, with immediate effect upon written notice. In the event that landlord is required to engage legal counsel to enforce its rights under this Lease, the Tenant shall be responsible for all reasonable legal fees and expenses incurred as a result thereof.

      6. NOTICES: All notices required to be given hereunder shall be deemed given if sent to the parties at the addresses set forth in this Lease.

      7. ENTIRE AGREEMENT: This Lease contains the entire understanding of the parties and supersedes all previous verbal and written agreements. There are no other agreements, representations, or warranties not set forth herein.

      8. NON-WAIVER: No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

      9. SECURITY DEPOSIT: Upon execution of this Lease, Tenant shall remit to Landlord the sum of $2333.34 as security for Tenant's obligations under this Lease.

      10. GOVERNING LAW: This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

      11. BINDING EFFECT: The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                 Dix Hills Properties, Ltd.,
                                                 Landlord

                                           BY:   /s/ Robert O. Mayer
                                                 ----------------------------
                                                 Robert O. Mayer, President

                                                 Sales Lead Management, Inc.

                                           By:   ____________________________

                                                 Title: